Exhibit 99.3

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Summary of the Transactions

Warner Bros. Discovery Inc. Acquisition

On February 27, 2026, Paramount Skydance Corporation (“Paramount,” or the “Company,”) and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of Paramount (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with the terms, the “WBD Merger Agreement”) with Warner Bros. Discovery, Inc. a Delaware corporation (“WBD”), pursuant to which and subject to the terms and conditions therein, Merger Sub will merge with and into WBD, with WBD surviving as a wholly owned subsidiary of Paramount (the “Acquisition”).

The Acquisition is expected to be accounted for as a business combination under ASC 805, Business Combinations, with the Company identified as the accounting acquirer. In identifying the Company as the accounting acquirer, management considered the structure of the Acquisition and other actions contemplated by the WBD Merger Agreement, relative outstanding voting and equity interests, and the composition of the post-Acquisition board of directors. No single factor was the sole determinant in the overall conclusion that Paramount is the accounting acquirer; rather all factors were considered in arriving at such conclusion.

At the effective time of the Acquisition (“the Effective Time”), each share of WBD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock to be cancelled for no consideration in accordance with the WBD Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $31.00, without interest, plus, if applicable, the Ticking Consideration (collectively, the “Merger Consideration”). The “Ticking Consideration” will be an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after September 30, 2026 to and including the closing date of the Acquisition (which for the avoidance of doubt, will not exceed $0.25 per 90 calendar day period). For purposes of these pro forma financial statements, total cash consideration payable to WBD common stockholders is estimated at $77.8 billion, calculated based on WBD Common Stock outstanding as of April 23, 2026, excluding any applicable Ticking Consideration as the Company assumes for the purposes of preparing these pro forma financial statements that the transaction will close prior to September 30, 2026, and any cash payable with respect to equity awards as described under “—Treatment of Equity Awards” below.

Treatment of Equity Awards

Stock Options

At the Effective Time:

•	Each stock option outstanding to purchase shares of WBD Common Stock granted under any WBD stock plan that is (x) vested as of the Effective Time or (y) held by a former employee or service provider of WBD, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess if any, of the Merger Consideration over the per share exercise price for such vested stock option by (ii) the total number of shares of WBD Common Stock subject to such vested stock option.

•	Each stock option (whether vested or unvested) with an exercise price equal to or in excess of the Merger Consideration will be cancelled without consideration.

•	Each unvested stock option with an exercise price below the Merger Consideration will be assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price for such unvested stock option by (ii) the total number of shares of WBD Common Stock subject to such unvested stock option immediately prior to the Effective Time, and will remain subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested stock option immediately prior to the Effective Time.

Restricted Stock Units (“RSUs”), including Performance-Based RSUs (“PRSUs”)

At the Effective Time:

•	Each WBD RSU that is vested in accordance with its terms or that is held by a non-employee member of the board of directors of WBD as of the Effective Time will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such vested WBD RSU, with the number of shares of WBD Common Stock subject to such vested WBD RSU granted with performance-based vesting conditions determined as described below.

•	Each WBD RSU that is outstanding immediately prior to the Effective Time and that is not a vested WBD RSU, will be assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such unvested WBD RSU immediately prior to the Effective Time, and remaining subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested WBD RSU immediately prior to the Effective Time.

•	The total number of unvested WBD RSUs with performance-based vesting conditions expected to vest will be determined by assuming (i) in respect of such unvested WBD RSUs for which the applicable performance period has been completed prior to the Effective Time, actual performance, and (ii) in respect of such unvested WBD RSUs for which the applicable performance period has not been completed prior to the Effective Time, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the Effective Time, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

Deferred and Notional Equity Units

At the Effective Time:

•	Each deferred stock unit (“DSU”) that is outstanding immediately prior to the Effective Time will be assumed by Paramount and automatically converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of WBD Common Stock subject to such DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding DSU immediately prior to the Effective Time.

•	Each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan and WBD’s Supplemental Retirement Plan (each, a “WBD DC Plan”) that is outstanding immediately prior to the Effective Time will be assumed by Paramount and automatically converted into a notional unit with respect to a number of shares of Class B common stock, par value $0.001 per share (“Paramount Class B Common Stock”), of Paramount (a “Paramount Notional Unit”) equal to the product obtained by multiplying (A) the Equity Award Exchange Ratio (as defined below) by (B) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such Paramount Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan. The “Equity Award Exchange Ratio” is determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of Paramount Class B Common Stock for the fifteen consecutive trading days ending on (and including) the trading day that is three trading days prior to the Closing Date.

Financing

The Company expects to utilize a combination of equity financing and committed debt financing to fund the Acquisition. The Company has entered into equity subscription agreements (“Subscription Agreements”) providing for up to $46.7 billion of equity financing from affiliates of The Lawrence J. Ellison Revocable Trust and $250.0 million from RedBird Capital Partners Fund IV (Master), L.P (collectively the “Equity Investors”), pursuant to a private placement of Paramount Class B Common Stock (such private placement format being referred to herein as a private investment in public equity, or “PIPE”, arrangement).

The Equity Investors have assigned their subscription rights under the Subscription Agreements (the “Equity Syndication”) to a group of institutional investors (each, an "Equity Syndication Party"), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations cover the full amount committed by the Equity Investors. At closing, the Company will issue to each Equity Syndication Party a number of newly issued nonvoting shares of Paramount Class B Common Stock (or securities convertible into shares) equal to its allocated amount divided by the Syndication Purchase Price, defined as the 20-trading-day daily volume-weighted average price of Paramount Class B Common Stock determined as of the third business day prior to the closing of the Acquisition, subject to a ceiling of $16.02 per share and a floor of $12.00 per share (the “Syndication Purchase Price”). The Equity Syndication does not relieve the Equity Investors of their contractual commitments made to the Company.

Each holder of Paramount Class B Common Stock (excluding any Equity Investor or affiliate thereof) as of a record date to be determined will receive, without payment of any consideration, one 10-year warrant (each, a “Warrant”) for each share held, exercisable at an initial exercise price per share equal to the Syndication Purchase Price and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, the Company may call the Warrants for early expiration if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period and warrant holders will have until such early expiration date to exercise their Warrants.

In addition, the Company entered into committed debt financing arrangements, including the Pro Rata Credit Agreement, which provides for (i) $2.5 billion of three-year Term A-1 loans (“Term A-1 Loan Facility”), (ii) $2.5 billion of five-year Term A-2 loans (“Term A-2 Loan Facility”) and (iii) $5.0 billion of five-year revolving credit commitments, as well as a $49.0 billion 364-day senior secured bridge term loan facility (the “Bridge Commitments”). The bridge facility is intended as contingent financing and is not expected to be drawn, unless permanent financing, including in the form of the New Permanent Financing (as defined below), is not in place prior to the closing of the Acquisition. The Company intends to replace the Bridge Commitments with the New Permanent Financing in the form of additional secured credit facilities and secured capital markets indebtedness across the investment grade and non-investment grade markets as described below. Such financing, together with borrowings under the Pro Rata Credit Agreement, is expected to comprise the Company’s post-closing capital structure and be incurred in the form of first lien and second lien indebtedness, including term loan borrowings and secured notes (collectively, the “Acquisition Financing Transactions”). The unaudited pro forma condensed combined financial statements reflect the assumed issuance of the New Permanent Financing and do not assume any borrowings under the Bridge Commitments. The ultimate size, composition and terms of the Acquisition Financing Transactions remain subject to market conditions and final execution.

The Acquisition Financing Transactions are currently expected to include a combination of senior term loans and secured debt securities, in an amount up to $51.9 billion (the “New Permanent Financing”), in addition to the $5.0 billion of Term A loans under the Pro Rata Credit Agreement. The Company intends to access the capital markets through one or more financings to effect these transactions and reduce or replace any remaining Bridge Commitments, either prior to the consummation of the Acquisition, or following the consummation of the Acquisition on the basis of the entry into the 364-day senior secured bridge term loan facility (the “364-day Bridge Loan Facility”) pursuant to the Bridge Commitments. However, the ultimate aggregate principal amount, allocation between instruments and terms of such financing will depend on prevailing market conditions and other factors outside the Company’s control, and there can be no assurance that such financing will be consummated as currently contemplated (including on the basis of the assumptions herein, inclusive of interest rates assumptions) or on favorable terms, or that such financing will be consummated at all. For purposes of the unaudited pro forma condensed combined financial statements, the Company has assumed that the Acquisition Financing Transactions are completed as described above, including the consummation of the New Permanent Financing prior to the consummation of the Acquisition. In the event that the Bridge Commitments were drawn in order to finance the Acquisition, a fee of 0.5% payable to the bridge financing sources would apply to the principal amount of any such debt funded.

On June 4, 2026, WBD entered into a seven-year $13.0 billion term loan (“WBD Dollar Term Loans”), and a seven-year €1.7 million term loan (the “WBD Euro Term Loans” and together with the WBD Dollar Term Loans the “WBD Term Loans”). The proceeds were used to repay the $15.0 billion bridge facility that WBD had outstanding on March 31, 2026. The WBD Term Loans will be replaced or refinanced with the 364-day Bridge Loan Facility or the proceeds of the offering of the New Permanent Financing, if not refinanced by WBD prior to closing of the Acquisition. The unaudited pro forma condensed combined financial statements reflect the settlement of WBD’s $15.0 billion bridge facility. The WBD Term Loans are not reflected within the unaudited pro forma condensed combined financial statements.

The Company also intends to refinance and terminate WBD’s $5.0 billion accounts receivable securitization program (of which $3.9 billion was utilized as of March 31, 2026) within close proximity to the closing of the Acquisition (or shortly thereafter). For purposes of the unaudited pro forma condensed combined financial statements, the Company has assumed the termination of the securitization facility and the related repurchase of accounts receivable are completed at closing.

In connection with the execution of the WBD Merger Agreement, Paramount paid the termination fee of $2.8 billion (the “Netflix Termination Fee”) due to Netflix, Inc. under the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2026, by and among WBD, Netflix, Inc, Nightingale Sub, Inc., and New Topco 25, which was terminated prior to the execution of the WBD Merger Agreement. The Netflix Termination Fee is reflected in Paramount’s historical balance sheet at March 31, 2026.

The consummation of the Acquisition is subject to customary closing conditions, including receipt of required regulatory approvals and no government order being in effect that enjoins the transaction, and is not subject to a financing condition. As of the date of this filing, the Acquisition has not been consummated but is considered probable for purposes of these pro forma financial statements.

Exchange Offers and Tender Offers

In connection with the Acquisition, the Company is offering to exchange any and all of the Existing WBD Notes (defined below) for the applicable series of newly issued second lien secured notes to be issued by the Company (the “Second Lien Secured Exchange Notes”) (each offer to exchange, an “Exchange Offer” and together, the “Exchange Offers”). The Second Lien Secured Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by certain of the Company’s wholly owned domestic subsidiaries that are an obligor under the Pro Rata Credit Agreement, subject to certain customary exceptions, and will be secured, subject to certain limitations and exceptions and customary permitted liens, on a second priority basis, equally and ratably with all party lien indebtedness of the Company and related guarantors. In certain circumstances when, among other things, the Second Lien Secured Exchange Notes are rated investment grade by two out of three rating agencies, the liens securing the Second Lien Secured Exchange Notes and related guarantees may be automatically released.

The Existing WBD Notes were issued by Discovery Communications, LLC, a Delaware limited liability company (the “DCL Issuer”), and Discovery Global Holdings, Inc. (formerly WarnerMedia Holdings, Inc.), a Delaware corporation (the “DGH Issuer” and, together with the DCL Issuer, the “Existing WBD Issuers”).

The consideration offered in the Exchange Offers (i) per $1,000 in aggregate principal amount of U.S. dollar-denominated Existing WBD Notes tendered and (ii) per €1,000 in aggregate principal amount of Euro-denominated Existing WBD Notes tendered, in each case, is summarized below:

Existing WBD Notes to be Exchanged (the “Existing WBD Notes”)	Issuer of Existing WBD Notes	Aggregate Principal Amount of Notes Validly Delivered in Consent Solicitations and Eligible to Participate in the Exchange Offers (amount in millions)	Second Lien Secured Exchange Notes Offered
4.125% Senior Notes due 2029	DCL Issuer	$655,825,000	6.250% Senior Secured Second Lien Notes due 2029
3.625% Senior Notes due 2030	DCL Issuer	$914,183,000	4.875% Senior Secured Second Lien Notes due 2030
5.000% Senior Notes due 2037	DCL Issuer	$453,281,000	5.000% Senior Secured Second Lien Notes due 2037
6.350% Senior Notes due 2040	DCL Issuer	$438,102,000	6.350% Senior Secured Second Lien Notes due 2040
4.950% Senior Notes due 2042	DCL Issuer	$130,366,000	4.950% Senior Secured Second Lien Notes due 2042
4.875% Senior Notes due 2043	DCL Issuer	$141,584,000	4.875% Senior Secured Second Lien Notes due 2043
5.200% Senior Notes due 2047	DCL Issuer	$3,161,000	5.200% Senior Secured Second Lien Notes due 2047
5.300% Senior Notes due 2049	DCL Issuer	$247,860,000	5.300% Senior Secured Second Lien Notes due 2049
4.054% Senior Notes due 2029	DGH Issuer	$1,353,828,000	6.250% Senior Secured Second Lien Notes due 2029
4.279% Senior Notes due 2032	DGH Issuer	$2,691,764,000	4.875% Senior Secured Second Lien Notes due 2030
5.050% Senior Notes due 2042	DGH Issuer	$4,104,687,000	5.000% Senior Secured Second Lien Notes due 2037
5.141% Senior Notes due 2052	DGH Issuer	$949,883,000	6.350% Senior Secured Second Lien Notes due 2040
4.302% Senior Notes due 2030	DGH Issuer	€234,382,000	4.95% Senior Secured Second Lien Notes due 2042
4.693% Senior Notes due 2033	DGH Issuer	€316,641,000	4.875% Senior Secured Second Lien Notes due 2043

Concurrently with the Exchange Offers, the Company is offering to purchase for cash (the “Tender Offers”) the aggregate principal amount of notes eligible to participate in the Tender Offers. Specifically, the Company is offering to purchase (i) the DCL Issuer’s $1.234 billion aggregate principal amount of 3.950% Senior Notes due 2028 and (ii) the DGH Issuer’s $1.189 billion aggregate principal amount of 3.755% Senior Notes due 2027.

For purposes of these pro forma financial statements, it is assumed that 100% of the $12.7 billion principal amount of Existing WBD Notes eligible to participate in the Exchange Offers and 100% of the $2.423 billion of the Existing WBD Notes subject to Tender Offers will, in each case, be exchanged or tendered, as applicable, in full in the applicable Exchange Offer or Tender Offers. The ultimate aggregate principal amount of Second Lien Secured Exchange Notes exchanged for Existing WBD Notes in the Exchange Offers, and the terms to which such indebtedness will be subject, and the amount of Existing WBD Notes tendered in the Tender Offers is subject to change based on the ultimate results of such Exchange Offers and Tender Offers, including as a result of market conditions or other factors outside of the Company’s control, and the Company can make no assurances that the Exchange Offers and Tender Offers will be consummated in accordance with such assumptions or at all.

Completed Skydance Transactions and NAI Transaction

On August 7, 2025, pursuant to a transaction agreement dated July 7, 2024, Paramount Global and Skydance Media, LLC (“Skydance”) became wholly owned subsidiaries of Paramount Skydance Corporation (the “Skydance Transactions”). Substantially concurrently with the closing of the Skydance Transactions, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC and Pinnacle Media Ventures III, LLC, each entities controlled by the Ellison Family (as defined below), and RB Tentpole Holdings LP (the “NAI Equity Investors”) acquired 100% of the equity interests of Harbor Lights Entertainment, Inc. (f/k/a National Amusements, Inc. (“NAI”)), from NAI’s shareholders under a purchase and sale agreement and, through their ownership of NAI, the NAI Equity Investors indirectly received an aggregate of 31.5 million shares of Class A common stock and 32.0 million shares of Class B common stock of Paramount Skydance Corporation (the “NAI Transaction”). Following the closing of the Skydance Transactions and the NAI Transaction, entities controlled by the Ellison Family indirectly hold approximately 77.5% of the Class A common stock of Paramount Skydance Corporation through their collective approximate 77.5% ownership interest in NAI, which was renamed Harbor Lights Entertainment Inc., and as a result the Ellison Family is the controlling stockholder and ultimate parent (“Ultimate Parent”) of Paramount. For the purpose of determining the controlling ownership of Paramount, the Ellison family is comprised of Lawrence J. Ellison and David Ellison (the “Ellison Family”). David Ellison is the son of Lawrence J. Ellison, and Lawrence J. Ellison and David Ellison are accordingly considered immediate family members.

In connection with the Skydance Transactions, PIPE investors, including the NAI Equity Investors, made an investment of $6.0 billion into Paramount Skydance Corporation in exchange for 400 million shares of Class B common stock at $15.00 per share and the NAI Equity Investors received, in connection with their PIPE investment, an aggregate of 200 million five-year warrants exercisable at $30.50 per share (subject to customary anti-dilution adjustments). Approximately $4.5 billion of the PIPE proceeds were used to satisfy electing stockholders’ cash consideration in connection with a cash-stock election offered to Paramount Global stockholders, with the remaining approximately $1.5 billion provided to Paramount Skydance Corporation. As further described in Note 1, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods to indicate a new basis of accounting established for Paramount Global’s net assets upon the closing of the Skydance Transactions and NAI Transaction. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and are presented to illustrate the effects of the completed Skydance Transactions and NAI Transaction and the Acquisition, collectively, the “Transactions”.

The unaudited pro forma Condensed Combined Balance Sheet as of March 31, 2026 combines the historical consolidated balance sheet of Paramount as of March 31, 2026 and the historical consolidated balance sheet of WBD as of March 31 2026, giving effect to the Acquisition as if it had occurred on March 31, 2026.

The unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 combines the historical Consolidated Statement of Operations of Paramount for the three months ended March 31, 2026 and the historical Consolidated Statement of Operations of WBD for the three months ended March 31, 2026, and gives effect to the Acquisition as if it had occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD, giving effect to the Transactions as if they had occurred on January 1, 2025.

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

The impact of the Acquisition, including the committed equity financing, on the outstanding shares and equity of Paramount is discussed in Note 5 and Note 8.

The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following materials:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Paramount's historical unaudited consolidated financial statements and the notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 4, 2026, and the historical audited consolidated financial statements and the notes thereto for Paramount Global (Predecessor) for the period from January 1, 2025 to August 6, 2025 and Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 contained in Paramount’s Current Report on Form 8-K, filed on May 13, 2026;

•	Skydance’s historical unaudited condensed consolidated financial statements for the six-month period ended and as of June 30, 2025 contained in the Company’s Form 8-K/A filed October 23, 2025; and

•	WBD’s historical unaudited consolidated financial statements and the notes thereto contained in WBD’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 6, 2026, and the historical audited consolidated financial statements and the notes thereto contained in WBD’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026, in each case, also incorporated by reference in the Current Report of Paramount on Form 8-K with which these pro forma financial statements are filed.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT MARCH 31, 2026

(In millions)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,941	$3,264	$(93,920)	(3a)	$56,379	(5a)	$7,834
			(3,850)	(8d)	(2,437)	(5d)
					(67)	(5c)
					(382)	(5e)
					46,906	(5g)
Receivables, net	6,850	5,009	2,473	(4)	—		14,332
Programming and other inventory	1,000	218	—		—		1,218
Prepaid expenses and other current assets	1,764	3,146	—		—		4,910
Total current assets	11,555	11,637	(95,297)		100,399		28,294
Property and equipment, net	2,205	6,642	(314)	(4g)	—		8,533
Programming and other inventory	15,472	19,416	3,335	(4)	—		38,223
Goodwill	1,622	25,874	32,259	(4a)	—		59,755
Intangible assets, net	5,954	26,803	11,584	(4)	—		44,341
Operating lease assets	1,084	2,749	—		—		3,833
Deferred income tax assets	1,241	617	—		—		1,858
Advance consideration for WBD acquisition	2,800	—	(2,800)	(4)	—		—
Other assets	2,555	4,099	1,211	(4h), (8d)	—		7,865
Total Assets	$44,488	$97,837	$(50,022)		$100,399		$192,702
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$707	$1,110	$(46)	(4)	$—		$1,771
Accrued expenses	1,730	6,066	(2,485)	(4)	—		5,311
Participants’ share and royalties payable	2,613	3,483	—		—		6,096
Accrued programming and production costs	1,857	2,086	(824)	(4)	—		3,119
Deferred revenues	1,354	1,592	—		—		2,946
Debt	662	1,493	—		—		2,155
Other current liabilities	1,580	285	601	(4)	—		2,466
Total current liabilities	10,503	16,115	(2,754)		—		23,864
Long-term debt	14,821	30,973	(19,538)	(4)	56,379	(5a)	80,203
					(2,392)	(5d)
					(40)	(5c)
Participants’ share and royalties payable	1,404	2,378	—		—		3,782
Pension and postretirement benefit obligations	1,178	226	—		—		1,404
Deferred income tax liabilities	90	5,873	5,029	(9a)	—		10,992
Operating lease liabilities	1,112	3,226	—		—		4,338
Programming obligations	386	1,424	—		—		1,810
Other liabilities	2,245	3,915	140	(4)	—		6,300

Paramount stockholders’ equity:
Class A Common Stock	—	27	(27)	(4f)	—		—
Class B Common Stock	1	—			4	(5g)	5
Additional paid-in-capital	13,316	55,865	(55,865)	(4f)	46,902	(5g)	60,218

Treasury stock	—	(8,244)	8,244	(4f)	—		—
Retained earnings (accumulated deficit)	(1,585)	(14,428)	40,456	(4f), (8d)	(45)	(5d)	(2,360)
			(25,874)	(4a)	(27)	(5c)
			(475)	(8b)	(382)	(5e)
Accumulated other comprehensive loss	(27)	(642)	642	(4f)	—		(27)
Total Paramount stockholders' equity	11,705	32,578	(32,899)		46,452		57,836
Noncontrolling interests	1,044	1,129	—		—		2,173
Total Equity	12,749	33,707	(32,899)		46,452		60,009
Total Liabilities and Equity	$44,488	$97,837	$(50,022)		$100,399		$192,702

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2026

(In millions, except per share amounts)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Revenues	$7,347	$8,893	$(111)	(4)	$—		$16,129
Costs and expenses:
Operating	4,855	4,893	68	(4)	—		9,816
Selling, general and administrative	1,411	2,052	(85)	(4)	—		3,378
Netflix Termination Fee	—	2,800	(2,800)	3a(4)	—		—
Depreciation and amortization	362	1,226	633	(4)	—		2,221
Restructuring, transaction-related items and other corporate matters	103	391	—		—		494
Total costs and expenses	6,731	11,362	(2,184)		—		15,909
Operating income (loss)	616	(2,469)	2,073		—		220
Interest expense, net	(200)	(559)	261	(4)	(1,005)	(5f)	(1,503)
Loss on extinguishment of debt	—	(27)	—		—		(27)
Other items, net	(24)	(60)	—		—		(84)
Earnings (loss) before income taxes and equity in loss of investee companies	392	(3,115)	2,334		(1,005)		(1,394)
(Provision for) benefit from income taxes	(155)	215	122	(9c)	251	(9c)	433
Equity in loss of investee companies, net of tax	(62)	(6)	—		—		(68)
Net earnings (loss) (Paramount and noncontrolling interests)	175	(2,906)	2,456		(754)		(1,029)
Net earnings attributable to noncontrolling interests	(7)	(10)	—		—		(17)
Net earnings (loss) attributable to Paramount	$168	$(2,916)	$2,456		$(754)		$(1,046)

Net earnings (loss) per common share attributable to Paramount:
Basic	$.15						$(.21)
Diluted	$.15						$(.21)

Weighted average number of common shares outstanding:
Basic	1,110		3,913	(10)			5,023
Diluted	1,118		3,905	(10)			5,023

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

(In millions, except per share amounts)

				Pro Forma Adjustments
	Paramount Skydance Corp. Adjusted (6)		WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Revenues	$29,394		$37,296	$(557)	(4)	$—		$66,133
Costs and expenses:
Operating	20,347		21,853	433	(4)	—		42,633
Programming charges	41		—	—		—		41
Selling, general and administrative	6,136		8,284	(259)	(4)	—		14,161
Depreciation and amortization	1,469		5,684	1,737	(4)	—		8,890
Impairment charges	157		—	—		—		157
Restructuring, transaction-related items, and other corporate matters	1,453		698	516	(4)	27	(5c)	2,703
						9	(5d)
Total costs and expenses	29,603		36,519	2,427		36		68,585
Gain (loss) on dispositions	35		(39)	—		—		(4)
Operating income (loss)	(174)		738	(2,984)		(36)		(2,456)
Interest expense, net	(760)		(1,879)	872	(4)	(4,393)	(5f)	(6,160)
Gain (loss) from investments	(40)		6	—		—		(34)
Gain on extinguishment of debt	—		2,945	—		(36)	(5d)	2,909
Other items, net	(51)		(147)	—		—		(198)
Earnings (loss) before income taxes and equity in loss of investee companies	(1,025)		1,663	(2,112)		(4,465)		(5,939)
Benefit from (provision for) income taxes	319		(896)	446	(9c)	1,117	(9c)	986
Equity in loss of investee companies, net of tax	(275)		(18)	—		—		(293)
Net earnings (loss) (Parent and noncontrolling interests)	(981)		749	(1,666)		(3,348)		(5,246)
Net earnings attributable to noncontrolling interests	(490)		(24)	—		—		(514)
Net loss attributable to redeemable noncontrolling interests	—		2	—		—		2
Net earnings (loss) attributable to Parent	$(1,471)		$727	$(1,666)		$(3,348)		$(5,758)

Net loss per common share attributable to Parent (basic and diluted):
Class B common stockholders - Receiving Warrants								$4.54
Common stockholders - Other								$(1.74)
Common stockholders - All	$(1.34)							$(1.15)
Weighted average number of common shares outstanding (basic and diluted):
Class B common stockholders - Receiving Warrants				472	(10)			472
Common stockholders - Other	1,099	(6j)		3,441	(10)			4,540
Common stockholders - All	1,099	(6j)		3,913	(10)			5,012

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(Tabular dollars in millions, except per share amounts)

1) BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles in the United States of America (“U.S GAAP”). Pro forma financial information illustrates the effects of a particular transaction (or transactions) and is based on historically determined amounts. The historical financial statements of Paramount, Skydance, and WBD have been adjusted in the accompanying unaudited pro forma condensed combined financial statements to reflect transaction accounting adjustments that depict the estimated accounting effects of the Transactions in accordance with U.S GAAP.

At the time Paramount Global and Skydance became subsidiaries of Paramount Skydance Corporation, the Ellison Family controlled both Paramount Global and Skydance (and was the “Ultimate Parent” of each), and as a result, the Skydance Transactions were accounted for as a transaction between entities under common control. As a transaction between entities under common control, the net assets were combined at the Ultimate Parent’s basis, which for Paramount Global was deemed to be the estimated fair value as of August 7, 2025, the date of the closing of the NAI Transaction, which was the point at which the Ellison Family obtained control of Paramount Global. As a result, the net assets of Paramount Global were recorded at their fair value as of this date. Since the net assets of Skydance were already at the Ultimate Parent’s basis, no adjustment to the fair value of net assets was necessary, and Skydance was combined with Paramount Global’s net assets at the Ultimate Parent’s basis as of this date. The pushdown of the Ultimate Parent’s basis resulted in a new basis of accounting for Paramount Global’s net assets, which made the results of operations not comparable between the periods before and after the Skydance Transactions and the NAI Transaction. Accordingly, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”. See Note 6.

The unaudited pro forma Condensed Combined Balance Sheet as of March 31, 2026 combines the historical consolidated balance sheet of Paramount as of March 31, 2026, and the historical consolidated balance sheet of WBD as of March 31, 2026, giving effect to the Acquisition as if it had occurred on March 31, 2026. These pro forma financial statements reflect assumptions and adjustments set forth in the accompanying explanatory notes.

The unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 combines the historical Consolidated Statements of Operations of Paramount and WBD, as if the Acquisition occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD giving effect to the Transactions as if they had occurred on January 1, 2025. The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

In addition, the historical financial statements of WBD and the historical Skydance results for the period from January 1, 2025 through August 6, 2025 have been adjusted to align with the Company’s presentation in the unaudited pro forma condensed combined financial statements (See Notes 2 and 6).

The preparation of the unaudited pro forma condensed combined financial statements incorporates various assumptions and estimates, including those related to the preliminary purchase price allocation of WBD as well as, among other things, the timing and financing for the Acquisition. The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.

Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

2) PRESENTATION OF HISTORICAL WARNER BROS. DISCOVERY

The historical financial information of WBD included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation, which are presented in the tables below.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Balance Sheet Reclassifications

	At March 31, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Assets
Current Assets:
Cash and cash equivalents	$3,264	$—	$3,264
Receivables, net	5,009	—	5,009
Programming and other inventory	—	218	218
Prepaid expenses and other current assets	3,468	(322)	3,146
Total current assets	11,741	(104)	11,637
Film and television content rights and games	19,312	(19,312)	—
Property and equipment, net	6,642	—	6,642
Programming and other inventory	—	19,416	19,416
Goodwill	25,874	—	25,874
Intangible assets, net	26,803	—	26,803
Operating lease assets	—	2,749	2,749
Deferred income taxes	—	617	617
Other noncurrent assets	7,465	(7,465)	—
Other assets	—	4,099	4,099
Total Assets	$97,837	$—	$97,837

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	At March 31, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Liabilities and Equity
Current Liabilities:
Accounts payable	$1,110	$—	$1,110
Accrued liabilities	11,920	(11,920)	—
Accrued expenses	—	6,066	6,066
Participants' share and royalties payable	—	3,483	3,483
Accrued programming and production costs	—	2,086	2,086
Deferred revenues	1,592	—	1,592
Current portion of debt	1,493	(1,493)	—
Debt	—	1,493	1,493
Other current liabilities	—	285	285
Total current liabilities	16,115	—	16,115
Noncurrent portion of debt	30,973	(30,973)	—
Long-term debt	—	30,973	30,973
Participants' share and royalties payable	—	2,378	2,378
Pension and postretirement benefit obligations	—	226	226
Deferred income taxes	5,873	(5,873)	—
Deferred income tax liabilities, net	—	5,873	5,873
Operating lease liabilities	—	3,226	3,226
Programming obligations	—	1,424	1,424
Other noncurrent liabilities	11,169	(11,169)	—
Other liabilities	—	3,915	3,915

Stockholders’ equity:
Class A common stock	27	—	27
Additional paid-in-capital	55,865	—	55,865
Treasury stock	(8,244)	—	(8,244)
Accumulated deficit	(14,428)	—	(14,428)
Accumulated other comprehensive loss	(642)		(642)
Total Parent stockholders’ equity	32,578	—	32,578
Noncontrolling interests	1,129	—	1,129
Total Equity	33,707	—	33,707
Total Liabilities and Equity	$97,837	$—	$97,837

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Reclassifications

	Three Months Ended March 31, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Revenues	$8,893	$—	$8,893
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	4,643	(4,643)	—
Operating	—	4,893	4,893
Selling, general and administrative	2,475	(423)	2,052
Netflix Termination Fee	2,800	—	2,800
Depreciation and amortization	1,226	—	1,226
Restructuring and other charges	204	(204)	—
Restructuring, transaction-related items, and other corporate matters	—	391	391
Impairments and loss on dispositions	14	(14)	—
Total costs and expenses	11,362	—	11,362
Operating loss	(2,469)	—	(2,469)
Interest expense, net	(581)	22	(559)
Loss on extinguishment of debt	(27)	—	(27)
Loss from equity investees, net	(5)	5	—
Other (expense) income, net	(38)	38	—
Other items, net	—	(60)	(60)
Loss before income taxes	(3,120)	5	(3,115)
Benefit from income taxes	—	215	215
Income tax benefit (expense)	214	(214)	—
Equity in loss of investee companies, net of tax	—	(6)	(6)
Net loss	(2,906)	—	(2,906)
Net income attributable to noncontrolling interests	(10)	—	(10)
Net loss available to Warner Bros. Discovery Inc.	$(2,916)	$—	$(2,916)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	Year Ended December 31, 2025
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Revenues	$37,296	$—	$37,296
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	20,885	(20,885)	—
Operating	—	21,853	21,853
Selling, general and administrative	9,418	(1,134)	8,284
Depreciation and amortization	5,684	—	5,684
Restructuring and other charges	399	(399)	—
Restructuring, transaction-related items, and other corporate matters	—	698	698
Impairments and loss on dispositions	172	(172)	—
Total costs and expenses	36,558	(39)	36,519
Loss on dispositions	—	(39)	(39)
Operating income	738	—	738
Interest expense, net	(2,085)	206	(1,879)
Gain from investment	—	6	6
Gain on extinguishment of debt	2,945	—	2,945
Loss from equity investees, net	(24)	24	—
Other (expense) income, net	65	(65)	—
Other items, net	—	(147)	(147)
Income before income taxes	1,639	24	1,663
Provision for income taxes	—	(896)	(896)
Income tax benefit (expense)	(890)	890	—
Equity in loss of investee companies, net of tax	—	(18)	(18)
Net income	749	—	749
Net income attributable to noncontrolling interests	(24)	—	(24)
Net loss attributable to redeemable noncontrolling interests	2	—	2
Net income attributable to Warner Bros. Discovery, Inc.	$727	$—	$727

3) PRELIMINARY PURCHASE PRICE ALLOCATION

Estimated Total Aggregate Acquisition Consideration

Pursuant to the WBD Merger Agreement, on the Acquisition closing date, all of WBD’s outstanding common shares will be converted into the right to receive $31.00 per share, excluding for purposes of the calculations herein any applicable Ticking Consideration as the Company assumes for the purposes of preparing these pro forma financial statements that the transaction will close prior to September 30, 2026.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(a)	The preliminary purchase consideration is calculated as follows:

Preliminary Purchase Consideration Paid to WBD Shareholders (in millions except per share amounts)	Amount
Common stock outstanding (1)	2,511

Per share cash purchase price	$31

Cash paid to WBD’s shareholders	$77,837

Add: Cash paid related to pre-combination portion of replacement awards (2)	1,083

Add: Settlement of indebtedness (3)	15,000

Total cash consideration	93,920

Add: Netflix termination fee (4)	2,800

Add: Liabilities assumed related to pre-combination portion of replacement awards (2)	741

Less: Settlement of pre-existing relationships (5)	(184)

Total preliminary purchase consideration	$97,277

(1)	The amount of estimated shares of WBD Common Stock is based on 2,507,136,702 shares of WBD Common Stock issued and outstanding as of April 23, 2026, per WBD’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 6, 2026, adjusted for 3,737,162 WBD PRSUs that were vested, but not distributed at that date.

(2)	Reflects $1.1 billion in estimated cash payments to holders of vested WBD stock options, RSUs, and PRSUs, and $741 million in estimated liabilities related to holders of unvested WBD stock options, RSUs, and PRSUs that will be converted into the contingent right to receive cash-based awards of Paramount, with $601 million recorded within “Other current liabilities” and $140 million within “Other liabilities” on the unaudited pro forma Condensed Combined Balance Sheet.

(3)	Reflects the settlement of WBD’s $15.0 billion bridge facility. On June 4, 2026, WBD issued the WBD Term Loans, the proceeds of which were used to repay the $15.0 billion bridge facility that WBD had outstanding on March 31, 2026. The WBD Term Loans are expected to be replaced or refinanced, subject to the related cooperation requirements in the WBD Merger Agreement and therefore have not been reflected within the unaudited pro forma condensed combined financial statements. The adjustment to remove the $15.0 billion bridge facility in the unaudited pro forma Condensed Combined Balance Sheet is reflected net of deferred issuance costs of $117 million.

(4)	The $2.8 billion termination fee paid to Netflix by Paramount, on behalf of WBD, in connection with the execution of the WBD Merger Agreement has been treated as purchase consideration. Accordingly, pro forma adjustments have been recorded to the unaudited pro forma Condensed Combined Balance Sheet to (i) eliminate Paramount’s prepaid asset related to the termination fee and (ii) remove WBD’s accrued liability associated with the obligation. In addition, an adjustment has been recorded to the unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 to eliminate the expense recognized by WBD in its historical financial statements related to the termination fee.

(5)	Settlement of pre-existing relationships consists of Paramount’s net payable to WBD of $184 million, comprised of receivables due from WBD of approximately $277 million and payables due to WBD and accrued programming liabilities related to WBD, of $36 million and $425 million, respectively.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(b)	The accounting for the Acquisition, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon a preliminary estimate of fair values, which leveraged publicly available benchmarking information as well as a variety of other assumptions Paramount believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The following table summarizes the preliminary purchase price allocation as of the date of the Acquisition, including the effects of intercompany eliminations which are reflected in Note 4:

Preliminary Purchase Price Allocation	Estimated Fair Value
Cash and cash equivalents	$3,264
Receivables, net	4,548
Programming and other inventory	22,969
Prepaid expenses and other current assets	3,146
Property and equipment, net	6,328
Goodwill (1)	58,133
Intangible assets, net	38,387
Operating lease assets	2,749
Deferred income taxes	617
Other assets	4,718
Total assets acquired	$144,859

Accounts payable	$1,100
Accrued expenses	3,266
Participants’ share and royalties payable	5,861
Accrued programming and production costs	1,687
Deferred revenues	1,592
Debt	12,928
Deferred income taxes	10,943
Operating lease liabilities	3,226
Programming obligations	1,424
Pension and postretirement benefit obligation	226
Other liabilities	4,200
Total liabilities assumed	$46,453

Noncontrolling interests	1,129

Total preliminary purchase consideration	$97,277

(1)	Goodwill represents the difference between the total preliminary purchase consideration and the estimated fair value of WBD’s net assets based on the preliminary fair value estimates assumed herein.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

4) WARNER BROS. DISCOVERY TRANSACTION ACCOUNTING ADJUSTMENTS

Balance Sheet Pro Forma Adjustments

	At March 31, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Assets
Current Assets:
Cash and cash equivalents	$(97,770)	3a, 8d	$—		$(97,770)
Receivables, net	2,934	3a(5), 8d	(461)		2,473
Total current assets	(94,836)		(461)		(95,297)
Programming and other inventory	3,528	4i	(193)		3,335
Property and equipment, net	(314)	4g	—		(314)
Goodwill	31,962	4a	297		32,259
Intangible assets, net	11,584	4b	—		11,584
Advance consideration for WBD acquisition	(2,800)	3a(4)	—		(2,800)
Deferred income tax assets	—		—		—
Other Assets	1,211	4h, 8d	—		1,211
Total Assets	$(49,665)		$(357)		$(50,022)
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$(36)	3a(5)	$(10)		$(46)
Accrued expenses	(2,485)	3a(4), 8a, 8d	—		(2,485)
Accrued programming and production costs	(425)	3a(5)	(399)		(824)
Other current liabilities	601	3a(2)	—		601
Total current liabilities	(2,345)		(409)		(2,754)
Long-term debt	(19,538)	4c	—		(19,538)
Deferred income tax liabilities	4,977	9a	52	9a	5,029
Other liabilities	140	3a(2)	—		140
Stockholders’ equity:					—
Class A common stock	(27)	4f	—		(27)
Additional paid-in-capital	(55,865)	4f	—		(55,865)
Treasury stock	8,244	4f	—		8,244
Accumulated deficit	14,107	4f, 8b, 8d	—		14,107
Accumulated other comprehensive loss	642	4f	—		642
Total stockholders’ equity	(32,899)		—		(32,899)
Total Equity	(32,899)		—		(32,899)
Total Liabilities and Equity	$(49,665)		$(357)		$(50,022)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Pro Forma Adjustments

	Three Months Ended March 31, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$—		$(111)		$(111)
Costs and expenses:
Operating	177	4j	(109)		68
Selling, general and administrative	(68)	8c, 8d	(17)		(85)
Netflix Termination Fee	(2,800)	3a(4)	—		(2,800)
Depreciation and amortization	633	4d	—		633
Restructuring, transaction-related items, and other corporate matters	—		—		—
Total costs and expenses	(2,058)		(126)		(2,184)
Operating income	2,058		15		2,073
Interest expense, net	261	5f	—		261
Earnings (loss) before income taxes and equity in loss of investee companies	2,319		15		2,334
Provision for income taxes	125	9c	(3)	9c	122
Net earnings (loss)	2,444		12		2,456
Net earnings (loss) attributable to Paramount	$2,444		$12		$2,456

	Year Ended December 31, 2025
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$—		$(557)		$(557)
Costs and expenses:
Operating	954	4j	(521)		433
Selling, general and administrative	(188)	8c, 8d	(71)		(259)
Depreciation and amortization	1,737	4d	—		1,737
Restructuring, transaction-related items, and other corporate matters	516	8a	—		516
Total costs and expenses	3,019		(592)		2,427
Operating loss	(3,019)		35		(2,984)
Interest expense, net	884	5f	(12)		872
Earnings (loss) before income taxes and equity in loss of investee companies	(2,135)		23		(2,112)
Provision for income taxes	452	9c	(6)	9c	446
Net earnings (loss)	(1,683)		17		(1,666)
Net earnings (loss) attributable to Parent	$(1,683)		$17		$(1,666)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(4a)	Reflects the following adjustments to goodwill related to the Acquisition and elimination of intercompany transactions:

	Pro Forma Adjustment
Reversal of historical WBD goodwill	$(25,874)	(4f)
Preliminary purchase consideration	97,277	(3a)
Reverse WBD historical liability for Netflix Termination Fee	(2,800)	(3a(4))
Settlement of WBD bridge facility	(14,883)	(5b)
Effect of preliminary fair value adjustment to acquired intangible assets	(11,584)	(4b)
Effect of preliminary fair value adjustment to assumed debt	(4,655)	(4c)
Effect of preliminary fair value adjustment to acquired property and equipment	314	(4g)
Effect of preliminary fair value adjustment to acquired investments	(619)	(4h)
Effect of preliminary fair value adjustment to acquired programming assets	(3,528)	(4i)
Tax effects of Acquisition	5,018	(9a), (4e)
Reversal of historical WBD equity, net of historical goodwill reversal	(6,704)	(4f)
Transaction accounting adjustments	31,962
Elimination of intercompany transactions	297	(7)
Total pro forma adjustment	$32,259

(4b)	The pro forma adjustment reflects the estimated incremental fair value of WBD’s intangible assets of $11.6 billion. Estimated amortization of the intangible assets is recognized on a straight-line basis over their respective estimated useful lives. The estimated amortization period, estimated fair values, and related pro forma adjustments for the incremental amortization expense are presented in the table below.

	Estimated Straight-Line Amortization Period	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Trade names	13 - 20 years	$8,868	$150	$595
Franchises	20 years	10,350	173	690
Character rights	20 years	610	10	41
Affiliate relationships	7 years	10,475	387	1,547
Technology	3 years	1,894	135	541
Subscriber relationships	3 years	2,500	250	1,000
Advertisers (relationship & backlog)	1.5 years	3,690	461	1,846
Total		$38,387	$1,566	$6,260
Less: historical amortization			946	4,605
Pro forma adjustment			$620	$1,655

The estimated fair value of acquired intangibles was determined as outlined below:

•	The estimated value of franchises was determined using the multi-period excess earnings method.

•	The estimated value of affiliate relationships was determined using the multi-period excess earnings method.

•	The estimated value of developed technology was determined using the cost approach.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

•	The estimated value of character rights was determined using the multi-period excess earnings method.

•	The estimated value of trade names was determined using the relief from royalty method.

•	The estimated value of advertiser relationships was determined using the with-and-without method.

•	The estimated value of subscriber relationships was determined using the cost approach.

(4c)	Adjustment includes the fair market value step down of outstanding debt of $4.7 billion and the settlement of WBD’s existing $15.0 billion bridge facility net of $117 million in remaining deferred issuance costs related to the bridge facility, which is described further in Note 5.

(4d)	The pro forma adjustments to "Depreciation and amortization" on the unaudited pro forma Condensed Combined Statements of Operations reflect (i) incremental amortization expense related to the intangible assets of $620 million and $1,655 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively, and (ii) incremental depreciation expense related to property and equipment of $13 million and $82 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively. A 10% change in the valuation of finite-lived intangible assets and property and equipment would result in a corresponding increase or decrease in depreciation and amortization expense of approximately $182 million and $727 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively, based on the estimated useful lives described herein.

(4e)	The estimated tax impacts of the pro forma adjustments to adjust WBD’s net assets to preliminary estimates of fair value in the unaudited pro forma Condensed Combined Balance Sheet and the related adjustments in the unaudited pro forma Condensed Combined Statements of Operations are reflected using the estimated statutory tax rates of the combined company. See Note 9.

(4f)	The pro forma adjustments reflect the removal of WBD’s historical equity balances, net of the $25.9 billion reversal of historical WBD goodwill, including common stock, additional paid-in-capital, retained earnings, and other components of equity. This reflects the adjustments to remeasure WBD’s net assets at fair value as of the acquisition date.

(4g)	The pro forma adjustment reflects the estimated fair value step down of WBD’s property and equipment of $0.3 billion. Estimated net incremental depreciation of property and equipment is recognized on a straight-line basis over the respective assets’ estimated useful lives. The estimated depreciation period, estimated fair values, and related pro forma adjustments for the incremental depreciation expense are presented in the table below.

	Estimated Straight-Line Amortization Period	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Total property and equipment	1 - 31 years	$6,328	$252	$1,009
Less: historical depreciation			239	927
Pro forma adjustment			$13	$82

(4h)	The pro forma adjustment reflects the estimated incremental fair value of certain unconsolidated investments held by WBD of $0.6 billion.

(4i)	The pro forma adjustment reflects the estimated incremental fair value of WBD’s programming assets of $3.5 billion. The pro forma adjustment to recognize net incremental content amortization expense has been computed with the assumption that the programming assets will be amortized over their estimated useful lives on a straight-line basis, the revenue forecast model or sum of the years’ digits method, as the Company continues to evaluate the pattern of the economic benefit.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(4j)	The pro forma adjustments to "Operating expenses" on the unaudited pro forma Condensed Combined Statements of Operations of $0.2 billion and $1.0 billion for the three months ended March 31, 2026 and year ended December 31, 2025, respectively, reflect the net incremental amortization expense related to the programming assets. A 10% change in the valuation of programming assets would result in a corresponding increase or decrease in expense of approximately $0.1 billion and $0.6 billion for the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

For all other assets and liabilities and noncontrolling interests the book value was deemed to approximate fair value, and therefore no fair value adjustments were recorded.

5) FINANCING RELATED ADJUSTMENTS

Debt Financing Adjustments:

The unaudited pro forma condensed combined financial information reflects financing assumptions related to the Acquisition, including the issuance of debt, repayment and refinancing of existing indebtedness. Specifically, these unaudited pro forma condensed combined financial statements assume (i) the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans, (ii) the issuance of permanent financing in the form of $51.9 billion of New Permanent Financing, (iii) the issuance of $12.7 billion of Second Lien Secured Exchange Notes in exchange for certain Existing WBD Notes pursuant to the Exchange Offers, (assuming 100% participation in Exchange Offers), (iv) the purchase of $2.4 billion of Existing WBD Notes for cash pursuant to the Tender Offers, (assuming 100% participation in Tender Offers), (v) the replacement of the $49.0 billion 364-day Bridge Loan Facility, and (vi) the settlement of WBD’s existing $15.0 billion bridge facility. The pro forma adjustments assume that the Acquisition Financing Transactions will be used to fund the Acquisition and to refinance or replace interim financing arrangements, including the 364-day Bridge Loan Facility. The ultimate aggregate principal amount and form of such indebtedness and the terms to which such indebtedness will be subject are subject to market conditions and final execution, and actual results may differ from those reflected herein. Other than the assumptions relating to the New Permanent Financing, the pro forma adjustments are based on financing commitments that are in place as of the date of this filing and do not reflect the impact of any future refinancings or changes in capital structure that may occur prior to or following the consummation of the Acquisition.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Balance Sheet Pro Forma Adjustments:

	Debt Issuance (5a)	Repayment of WBD Bridge Financing (5b)	Exchange Offers (5c)	Tender Offers (5d)	Pro Forma Adjustment
New 3-year Term A-1 Loans	$2,492				$2,492
New 5-year Term A-2 Loans	2,492				2,492
New Permanent Financing	51,395				51,395
Second Lien Secured Exchange Notes			10,348		10,348
Existing WBD Long-term Debt		(14,883)	(10,388)	(2,392)	(27,663)
Total debt pro forma adjustment					$39,064

(5a)	The adjustments reflect the impact of the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans and $51.9 billion of New Permanent Financing, net of debt issuance costs of $0.5 billion. The New Permanent Financing will replace or refinance the 364-day Bridge Loan Facility and proceeds of the New Permanent Financing or the 364-day Bridge Loan Facility, as applicable, will be used to fund the Acquisition. Accordingly, $56.4 billion of cash proceeds were reflected on the unaudited pro forma Condensed Combined Balance Sheet in connection with the issuance of debt.

(5b)	The adjustment reflects a transaction accounting adjustment related to the settlement of WBD’s existing $15.0 billion bridge facility net of $117 million in remaining deferred issuance costs related to the bridge facility. The bridge facility will be replaced, subject to the related cooperation requirements in the WBD Merger Agreement. Refer to Note 3.

(5c)	The adjustments reflect the impact of the Exchange Offers, specifically the $40 million of payments to bondholders, in connection with the Exchange Offers, assuming that 100% of the Existing WBD Notes eligible to participate in the Exchange Offers will be exchanged in full in the applicable Exchange Offer. The Company expects to account for the Exchange Offers as debt modifications in accordance with ASC 470, Debt, because all key terms of the Second Lien Secured Exchange Notes are expected to be materially consistent with the current terms. Accordingly, the payments to the lenders are reflected as a reduction in the carrying value. The carrying value of the Existing WBD Notes and the fair value of the Second Lien Secured Exchange Notes has been assumed to be equal to the estimated fair value of the Existing WBD Notes assumed in the Acquisition. Estimated third-party expenses of $27 million are included within “Restructuring, transaction-related items and other corporate matters”. Further, the fair value of the Second Lien Secured Exchange Notes is expected to be similar to the fair value of the debt assumed in the transaction.

(5d)	The adjustments reflect the impact of the Tender Offers, specifically the purchase of (i) the DCL Issuer’s $1.2 billion aggregate principal amount of 3.950% Senior Notes due 2028 with a carrying amount of $1.213 billion and (ii) the DGH Issuer’s $1.2 billion aggregate principal amount of 3.755% Senior Notes due 2027 with a carrying amount of $1.179 billion, assuming 100% of the Existing WBD Notes subject to the Tender Offers will be tendered in the applicable Tender Offer. The estimated cash consideration for the Existing WBD Notes subject to the Tender Offers of $2.4 billion, was determined based on a fixed-spread pricing formula linked to the yield on the applicable Reference Treasury Security determined as of March 31, 2026. The estimated loss on extinguishment of debt of $36 million, is reflected in the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025. Estimated payments to bondholders and third-party expenses of $9 million are included within “Restructuring, transaction-related items and other corporate matters”.

(5e)	The adjustment reflects the cash paid for certain commitment fees associated with the 364-day Bridge Loan Facility and write-off of those fees due to the replacement or refinancing of the 364-day Bridge Loan Facility with permanent financing. There can be no assurance that such permanent financing will be consummated as currently contemplated or on favorable terms, or that such financing will be consummated at all.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Pro Forma Adjustments:

(5f)	The adjustments reflect the following increases (decreases) to Interest expense, net:

		Three Months Ended March 31, 2026	Year Ended December 31, 2025
Estimated interest expense on new financing (1)	Financing adjustments	$994	$3,951
Elimination of historical interest expense on WBD bridge facility (2)	Transaction accounting adjustments	(345)	(647)
Adjustment of historical interest expense on debt subject to fair market value step down (3)	Transaction accounting adjustments	89	(161)
Elimination of historical interest expense on WBD loans settled through the Tender Offers (4)	Transaction accounting adjustments	(26)	(160)
Adjustment to historical interest expense on WBD loans subject to the Exchange Offers (5)	Transaction accounting adjustments	21	84
Amortization of deferred debt issuance costs (6)	Financing adjustments	11	442
Total adjustments to Interest expense, net		744	3,509
Total financing adjustments		$1,005	$4,393
Total transaction accounting adjustments		$(261)	$(884)

(1)	Represents the additional interest expense in connection with the Term A-1 Loans, Term A-2 Loans, and New Permanent Financing, net of $10.0 and $60.0 million of amortization of deferred financing charges during the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

The interest rates on the Term A-1 Loans and Term A-2 Loans are calculated using SOFR adjusted for a margin and are initially estimated to be approximately 5.94%.

The unaudited pro forma condensed combined financial statements assume an interest rate of 7.00% for the New Permanent Financing included in the Acquisition Financing Transactions, reflecting the assumed weighted average cost of indebtedness. For purposes of the unaudited pro forma condensed combined financial statements, the Company has assumed that the Acquisition Financing Transactions are completed as described herein, including the consummation of the New Permanent Financing prior to the consummation of the Acquisition. In the event the New Permanent Financing does not occur prior to the Acquisition, or does not occur at all, the maximum interest rate that would initially apply pursuant to the 364-day Bridge Loan Facility is SOFR + 1.875%, increasing by 0.25% for each 3 months that the 364-day Bridge Loan Facility remains outstanding to a maximum of SOFR + 2.625%, unless or until the 364-day Bridge Loan Facility is refinanced.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

A sensitivity analysis on interest expense with respect to the variable rate Term A-1 Loans and Term A-2 Loans and the interest expense related to the New Permanent Financing for the three months ended March 31, 2026 and the year ended December 31, 2025 has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate. A change in the interest rate of 0.125% would result in a change in estimated interest expense of $18 million and $72 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively. A change in interest rate of 1% would result in a change in estimated interest expense of $144 million and $575 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

(2)	Represents the elimination of historical interest expense as a result of the settlement of WBD’s $15.0 billion bridge facility.

(3)	In July 2025, WBD made a significant principal payment to reduce debt. The adjustment to interest expense for the year ended December 31, 2025 reflects a $492 million reduction in interest expense resulting from the composition of debt outstanding as of March 31, 2026 compared with the debt outstanding within the historical period, offset by a $331 million increase in interest expense resulting from the accretion of the fair value step down of assumed debt.

(4)	Represents elimination of historical interest expense related to historical WBD debt repurchased as a result of the Tender Offers, assuming that 100% of the Existing WBD Notes eligible to participate in the Tender Offers will be tendered in the applicable Tender Offer.

(5)	For purposes of these pro forma financial statements, the Company has assumed 100% of Existing WBD Notes eligible to participate in the Exchange Offers will be exchanged in the applicable Exchange Offer. This adjustment represents the incremental interest expense associated with the difference in coupon rates between the Existing WBD Notes eligible to participate in the Exchange Offers and the Second Lien Secured Exchange Notes.

(6)	Represents amortization of issuance costs associated with new debt issued by the Company and the write-off of deferred issuance costs associated with the 364-day Bridge Loan Facility that is expected to be replaced by the New Permanent Financing if the Bridge Commitments are not reduced by the New Permanent Financing prior to the Acquisition.

Equity Financing Adjustments:

Concurrently with the execution of the WBD Merger Agreement, Paramount entered into the Subscription Agreements pursuant to which the Equity Investors committed to purchase shares of Paramount Class B Common Stock in a PIPE financing. Pursuant to the Equity Syndication the Equity Investors have assigned their subscription rights to a group of institutional investors (each an Equity Syndication Party), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations cover the full amount committed by the Equity Investors. At closing, the Company will issue to each Equity Syndication Party a number of newly issued shares of nonvoting Paramount Class B Common Stock (or securities convertible into shares) equal to its allocated amount divided by the Syndication Purchase Price for aggregate gross proceeds sufficient, together with other sources of financing, to fund the Merger Consideration and transaction-related payments.

(5g)	In connection with the Acquisition, the pro forma adjustment reflects a net increase in cash of $46.9 billion, representing $46.95 billion of proceeds from the PIPE financing, partially offset by $47 million of issuance costs. The transaction results in the issuance of approximately 3.9 billion shares of Paramount Class B Common Stock at $0.001 par value, with the excess proceeds recorded as additional paid-in-capital assuming a Syndication Purchase Price of $12.00 per share.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

6) PRESENTATION OF ADJUSTED PARAMOUNT

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis described in Note 1, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The historical financial information of Skydance included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation.

	Year Ended December 31, 2025
	Historical
	Predecessor	Successor
	Paramount Global (1)	Paramount Skydance Corp. (2)	Adjusted Skydance Media, LLC (3)	Skydance Transaction Accounting Adjustments (1)		Adjustments to Paramount Global Historical Basis (1)		Paramount Skydance Corp. Adjusted
Revenues	$16,622	$12,269	$554	$(51)	6a	$—		$29,394
Costs and expenses:
Operating	11,287	8,408	724	(72)	6b	—	6i	20,347
Programming charges	—	41	—	—		—		41
Selling, general and administrative	3,526	2,594	16	—		—		6,136
Depreciation and amortization	204	590	1	—		674	6e	1,469
Impairment charges	157	—	—	—		—		157
Restructuring, transaction-related items, and other corporate matters	454	731	268	—		—		1,453
Total costs and expenses	15,628	12,364	1,009	(72)		674		29,603
Gain on dispositions	35	—	—	—		—		35
Operating income (loss)	1,029	(95)	(455)	21		(674)		(174)
Interest expense, net	(433)	(302)	(8)	14	6c	(31)	6f	(760)
Loss from investments	—	(40)	—	—		—		(40)
Other items, net	(92)	(39)	—	—		80	6g	(51)
Earnings (loss) before income taxes and equity in loss of investee companies	504	(476)	(463)	35		(625)		(1,025)
Benefit from income taxes	79	40	—	47	6d	153	6h	319
Equity in loss of investee companies, net of tax	(171)	(104)	—	—		—		(275)
Net earnings (loss) (Parent and noncontrolling interests)	412	(540)	(463)	82		(472)		(981)
Net earnings (loss) attributable to noncontrolling interests	(447)	(46)	3	—		—		(490)
Net loss attributable to Parent	$(35)	$(586)	$(460)	$82		$(472)		$(1,471)

(1)	Represents the historical results of Paramount Global and pro forma adjustments for the period from January 1, 2025 to August 6, 2025.
(2)	Represents the historical results for the period from August 7, 2025 through December 31, 2025.
(3)	Represents the historical results of Skydance for the period from January 1, 2025 to August 6, 2025, derived from the historical books and records of Skydance.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(6a)	The pro forma adjustment to “Revenues” reflects a reduction of $51 million primarily for Skydance’s co-participant share of revenues for feature film and television productions with Paramount that would have been eliminated upon consolidation if the Skydance Transactions had occurred on January 1, 2025.

(6b)	“Operating” expenses has been adjusted for the impact of intercompany transactions between Paramount and Skydance, including elimination of Paramount’s participation expenses related to Skydance’s proportionate share of revenue for co-production titles, recorded on a gross basis by Paramount and adjustments to the historical amortization of production costs that would have been recorded for co-production titles had Paramount and Skydance been a combined entity during the Predecessor period.

(6c)	The transaction accounting adjustment to “Interest expense, net” reflects the impact of the repayment of outstanding borrowings under Skydance’s revolving credit facility in connection with the closing of the Skydance Transactions. Interest expense would have decreased by $14 million if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6d)	The transaction accounting adjustment to “Benefit from income taxes” reflects an increase to the tax benefit of $47 million for the inclusion of Skydance in Paramount’s consolidated income tax calculation for the Predecessor period.

(6e)	The pro forma adjustment to “Depreciation and amortization” reflects the impact from the changes to Paramount Global’s historical basis applied as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025. The adjustment of $674 million principally reflects net incremental amortization expense related to identified finite-lived intangible assets.

(6f)	The pro forma adjustment of $31 million to “Interest expense, net” reflects the amortization of the fair value adjustment to debt, partially offset by the removal of the amortization of debt issuance costs as the unamortized debt issuance costs relating to Paramount Global’s debt were reversed in connection with recording the debt at fair value.

(6g)	The pro forma adjustment of $80 million to “Other items, net” reflects the reversal of the amortization of net actuarial losses for Paramount Global’s pension and other postretirement benefit plans. Paramount Global’s historical equity accounts were reversed in connection with the pushdown of the Ultimate Parent’s basis.

(6h)	The pro forma adjustment of $153 million to “Benefit from income taxes” for the year ended December 31, 2025 reflects the tax impacts of the pro forma adjustments to Paramount Global’s basis as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6i)	The unaudited pro forma Condensed Combined Statements of Operations do not include any pro forma adjustments to “Operating expenses” as a result of recording Paramount Global’s programming assets at their estimated fair values. It is not practicable to estimate the impact of the fair value adjustments on historical content amortization expense because Paramount’s content portfolio at any point in time is comprised of numerous assets with a different mix of useful lives and amortization patterns that limit the comparability of the content portfolio as of the closing of the Skydance Transactions to the content portfolio in prior historical periods.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(6j)	The Paramount Adjusted basic and diluted weighted average number of common shares outstanding of 1,099 million for the year ended December 31, 2025 is calculated based on a weighted average of the number of days in each of the Predecessor and Successor periods, as further detailed in the table below. Since the unaudited pro forma condensed combined Statement of Operations gives effect to the Skydance Transactions as if they occurred on January 1, 2025, the weighted average number of common shares outstanding for the Predecessor period has been adjusted to reflect the actual common shares outstanding of 1,096 million as of August 7, 2025 following the closing of the Skydance Transactions.

	Weighted Average Shares Outstanding	Days in Period
Predecessor Period January 1, 2025 - August 6, 2025	1,096	218

Successor Period August 7, 2025 - December 31, 2025	1,102	147

Paramount, Adjusted January 1, 2025 - December 31, 2025	1,099	365

7) PARAMOUNT-WBD INTERCOMPANY TRANSACTIONS

Transactions between Paramount and WBD primarily include content licensing, co-production, and advertising arrangements. The unaudited pro forma Condensed Combined Statements of Operations include estimated adjustments to eliminate transactions between Paramount and WBD for content licensing, co-production, and advertising arrangements, consisting of revenues and expenses recognized as part of the intercompany transactions and adjustments to the amortization expense for the profit in capitalized content licenses. The unaudited pro forma Condensed Combined Balance Sheet includes adjustments to eliminate “Accounts Receivable” and “Accounts Payable” between Paramount and WBD for content licensing and advertising arrangements, the elimination of intercompany profit on content licensing arrangements recorded within “Programming and other inventory”, and the elimination of “Accrued programming and production costs” related to programming obligations between Paramount and WBD. “Goodwill” was also adjusted to eliminate intercompany profit on content licensing arrangements to reflect the impact of the elimination on retained earnings that is adjusted against goodwill as part of purchase accounting.

8) OTHER TRANSACTION ACCOUNTING ADJUSTMENTS

Transaction-Related Items

The unaudited pro forma condensed combined financial statements include adjustments for transaction-related costs expected to be incurred by Paramount from April 1, 2026 through the closing date of the Acquisition. These costs and the corresponding adjustments to “Accrued expenses” on the unaudited pro forma Condensed Combined Balance Sheet and “Restructuring, transaction-related items, and other corporate matters” on the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 are described in the table below.

	Accrued Expenses	Restructuring, Transaction- Related Items, and Other Corporate Matters
Transaction-related costs	$516	$516	8a

Total adjustment	$516	$516

(8a)	Reflects estimated transaction-related costs of $516 million anticipated to be incurred by Paramount between April 2026 to actual transaction close, consisting mainly of banking, legal, advisory and other professional fees in connection with the Acquisition. The estimated transaction-related costs are not anticipated to affect the unaudited pro forma Condensed Combined Statements of Operations beyond twelve months after the closing date of the Acquisition.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(8b)	The reduction of $475 million to “Retained earnings (accumulated deficit)” on the unaudited pro forma Condensed Combined Balance Sheet reflects the impact from the transaction-related costs adjustment to “Accrued Expenses” presented in the table above, which total $516 million, net of the related tax benefit, where applicable, of $41 million (see Note 9).

Issuance of Shares and Related Activity

In connection with the Acquisition, Paramount will undertake a series of equity issuances and related financing arrangements to facilitate the consummation of the Acquisition, as further described in Note 5. These activities include the cancellation of all issued and outstanding shares of WBD Common Stock at the Effective Time and their conversion into the right to receive the applicable cash merger consideration. No shares of Paramount common stock will be issued to former WBD shareholders as merger consideration.

Each holder of Paramount Class B Common Stock (excluding any Equity Investor or affiliate thereof) as of a record date to be determined, will receive, without payment of any consideration, one 10-year Warrant for each share held, exercisable at any initial exercise price per share equal to the Syndication Purchase Price and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, Paramount may call the Warrants for early exercise if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period and warrantholders will have until such early expiration date to exercise their Warrants. In connection with this series of issuances, existing Paramount RSUs will be “made-whole” for the value of the Warrants pursuant to a pre-existing anti-dilution provision in Paramount equity plans. The pro forma financial statements do not include an adjustment for the “make-whole” provision, as its terms not yet known.

In addition, at the effective time of the Acquisition, outstanding equity-based awards of WBD will be treated in accordance with the WBD Merger Agreement. Vested equity awards will be cancelled and settled in cash based on the applicable Merger Consideration, while unvested equity awards will be converted into a contingent right to receive cash-based awards of Paramount, as applicable, generally subject to the same vesting terms and conditions as that were in effect immediately prior to the Effective Time, provided the WBD Notional Units outstanding as part of the WBD Non-Employee Directors Deferral Plan and WBD Supplemental Retirement Plan (collectively the “Replaced WBD Equity”) will receive notional units with respect to a number of shares of Paramount Class B Common Stock based on the ratio of (i) Merger Consideration divided by (ii) the 15 day Volume Weighted Average Pricing (“VWAP”) of Paramount Class B Common Stock, where the 15 days period will end 3 trading days prior to Closing Date.

The pro forma financial information reflects the cancellation of WBD Common Stock upon consummation of the Acquisition; the issuance of Paramount Class B Common Stock pursuant to the PIPE financing (see Note 5); and the settlement, conversion, or replacement of WBD equity awards at the Effective Time. No pro forma adjustment has been reflected for the issuance of equity-based awards that are subject to future service requirements, except to the extent such awards are reflected as compensation cost in accordance with applicable accounting guidance.

No pro forma adjustment has been recorded for warrants to existing shareholders, as the Company’s accumulated deficit position results in no net impact to additional paid-in-capital. Accordingly, the effect of these warrants is not reflected in the unaudited pro forma condensed combined financial information.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(8c)	The pro forma adjustments reflect the new compensation arrangements executed with employees who held unvested options that were in the money, unvested RSUs, and unvested performance restricted stock units in connection with the Acquisition, resulting in a $48 million and $43 million decrease in compensation expense for the three months ended March 31, 2026, and year ended December 31, 2025, respectively.

Accounts Receivable Securitization Facility

(8d)	The pro forma adjustment reflects the refinancing and termination of WBD’s securitized accounts receivable facility which is expected within close proximity to the closing of the Acquisition (or shortly thereafter).

	Cash	Other Assets	Receivables, net	Accrued Expenses	Retained Earnings (accumulated deficit)
AR Securitization Facility Termination	$(3,850)	$592	$3,211	$(201)	$154

The adjustments to the unaudited pro forma Condensed Combined Statements of Operations reflect the removal of expenses associated with the accounts receivable securitization fees, resulting in a decrease to “Selling, general and administrative expenses” of $20 million and $145 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

9) INCOME TAX

The tables below reflect the impacts on the unaudited pro forma condensed combined financial statements from the inclusion of WBD in Paramount’s calculation of income taxes and the tax impacts of the transaction accounting adjustments and financing adjustments. An estimated tax rate of 25% was applied in determining the figures presented below.

Balance Sheet Pro Forma Adjustments

	At March 31, 2026
	Transaction Accounting Adjustments		Financing Adjustments
Deferred income tax assets	n/a		n/a

Deferred income tax liabilities	$5,029	9a	$—

Goodwill	$5,070	9b	$—

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Pro Forma Adjustments

	Three Months Ended March 31, 2026				Year Ended December 31, 2025
	Transaction Accounting Adjustments		Financing Adjustments		Transaction Accounting Adjustments		Financing Adjustments
Benefit from income taxes	$122	9c	$251	9c	$446	9c	$1,117	9c

(9a)	The adjustment to “Deferred income tax liabilities” as of March 31, 2026 includes an increase of $5,018 million for the deferred income tax impact of the pro forma adjustments described in Note 4 to reflect WBD’s assets and liabilities at fair value, an increase of $52 million for the deferred tax impact of the elimination of transactions between Paramount and WBD as described in Note 7, and a decrease of $41 million for the deferred tax impact of the transaction-related costs adjustment as described in Note 8.

(9b)	The adjustment to “Goodwill” reflects the offsetting impact to the adjustments to “Deferred income tax liabilities” to establish the deferred income taxes.

(9c)	The adjustments to “(Provision for) Benefit from income taxes” for the three months ended March 31, 2026 and year ended December 31, 2025 reflect tax benefits of $373 million and $1,563 million, respectively, related to tax effects of the transaction accounting adjustments and financing adjustments with the exception of the Netflix Termination Fee as described in Note 3.

The pro forma adjustments to “Deferred income tax assets” and “Deferred income tax liabilities” are based on the estimated deferred tax rates of the combined company. The actual deferred tax liabilities may differ materially based on changes resulting from finalizing the deferred tax rates for the combined company and finalizing the fair value adjustments for WBD’s net assets that are not reasonably estimable for the purposes of the unaudited pro forma condensed combined financial statements.

All other income tax estimates and the related tax rates may also differ materially in periods subsequent to the consummation of the Acquisition.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

10) EARNINGS (LOSS) PER SHARE

The pro forma basic and diluted weighted average number of common shares presented in the unaudited pro forma Condensed Combined Statements of Operations are based on the weighted average number of common shares issued and outstanding as if the Transactions occurred on January 1, 2025. Since the Warrants described in Note 8 will only be issued to holders of Paramount Class B Common Stock other than the Equity Investors and their affiliates, the estimated value of the Warrants is considered a deemed dividend which results in the application of the two-class method of EPS for the year ended December 31, 2025. Under the application of the two-class method, earnings per share is calculated separately for the holders of Paramount Class B Common Stock who received the deemed dividend and the common stockholders (comprised of the Equity Investors and their affiliates) who did not receive the deemed dividend. The calculation of the weighted average number of common shares outstanding contemplates an adjustment for the issuance of shares of Paramount Class B Common Stock pursuant to the PIPE financing and shares issued to holders of Replaced WBD Equity. All stock options, RSU Awards, and warrants were excluded from the calculation of historical and pro forma diluted net loss per common share ("EPS") for the year ended December 31, 2025 because their inclusion would have been antidilutive since a net loss was reported in the period. The dilutive impact of Paramount RSU Awards totaling 8 million were excluded from the calculation of pro forma diluted EPS for the three months ended March 31, 2026 because their inclusion would have been antidilutive since there is a pro forma net loss for the period. Also excluded from the calculation of diluted EPS in each period are the warrants issued in the Skydance Transactions and the Warrants described in Note 8 because their inclusion also would have been anti-dilutive in the period.

The table below presents the calculation of pro forma EPS including, for the year ended December 31, 2025, amounts attributable to stockholders who received the deemed dividend and stockholders who did not receive it. There was no deemed dividend for the three months ended March 31, 2026, and therefore this presentation is not applicable.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Basic and diluted - Numerator:
Pro forma net loss	$(1,046)	$(5,758)
Deemed dividend to Class B common stockholders - Receiving Warrants	$—	$(2,962)
Undistributed Net Loss	$—	$(8,720)
Net earnings attributable to Class B common stockholders - Receiving Warrants	$—	$2,141
Net loss attributable to common stockholders - Other	$—	$(7,899)
Net loss attributable to common stockholders - All	$(1,046)	$(5,758)
Basic and diluted - Denominator:
Weighted average common shares outstanding for Class B common stockholders - Receiving Warrants		472
Weighted average common shares outstanding for common stockholders - Other		4,540
Weighted average common shares outstanding for common stockholders - All	5,023	5,012

Pro forma EPS:
Basic and diluted EPS - Class B common stockholders - Receiving Warrants		$4.54
Basic and diluted EPS - common stockholders - Other		$(1.74)
Basic and diluted EPS - common stockholders - All	$(.21)	$(1.15)

The shares of Paramount Class B Common Stock to be issued in connection with the Equity Syndication are determined based on a Syndication Purchase Price equal to the 20-trading-day volume-weighted average price (“VWAP”) of Paramount Class B Common Stock, calculated as of the third business day prior to the closing of the Acquisition (the “Pricing Date”), subject to a price collar with a floor of $12.00 per share and a cap of $16.02 per share.

For purposes of the unaudited pro forma condensed combined financial information, the issuance of 3,913 million shares of Paramount Class B Common Stock included in weighted average common shares outstanding for the three months ended March 31, 2026 and year ended December 31, 2025 has been calculated using an assumed Syndication Purchase Price of $12.00 per share, which is the floor of the collar range. Accordingly, the aggregate number of shares to be issued is equal to the aggregate commitment amount of approximately $47 billion divided by the assumed Syndication Purchase Price.

The actual number of shares issued upon consummation of the Acquisition will vary depending on the actual 20-day VWAP. If the VWAP is below the $12.00 floor, approximately 3,913 million shares will be issued based on a price of $12.00 per share; if the VWAP is above the $16.02 cap, approximately 2,931 million shares will be issued based on a price of $16.02 per share; and if the VWAP falls within the collar range, the Syndication Purchase Price will equal the VWAP. As a result, the total number of shares issued is inversely related to the Syndication Purchase Price within the collar and may differ materially from the pro forma amounts presented herein.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The unaudited pro forma condensed combined financial information does not reflect any adjustment for potential variability in the number of shares issued resulting from changes in the VWAP, as such amounts are not determinable as of the date of these pro forma financial statements.

Similarly, the exercise price of the Warrants will be set based on the 20-day VWAP of Paramount Class B Common Stock calculated on the third business day prior to the closing of the Acquisition. For purposes of determining the value of the deemed dividend in the calculation of basic and diluted EPS, it has been assumed that the exercise price of the Warrants is $12.00, which is the floor of the collar range.